UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 7, 2024
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices including zip code)
(318) 255-2222

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 7, 2024, in connection with its annual review of compensation, the Compensation Committee (the “Committee”) of the Board of Directors of Origin Bancorp, Inc. (the “Company”), approved certain adjustments to the total target compensation opportunity for 2024 for Mr. Drake Mills, the chairman, president and chief executive officer of the Company, in order to more closely align Mr. Mills’ compensation opportunity with the market median. Mr. Mills’ target annual incentive award opportunity as a percentage of base salary was increased from 50% to 80%. Mr. Mills’ target long-term incentive award opportunity as a percentage of base salary was increased from 50% to 120%.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 9, 2024	ORIGIN BANCORP, INC.

By: /s/ William J. Wallace, IV
William J. Wallace, IV
Senior Executive Officer and Chief Financial Officer